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Exhibit 11 - Statement Regarding Computation of Per Share Earnings


                                                                                     Three Months Ended December 31,
                                                                                        1995                    1994
- -----------------------------------------------------------------------------------------------------------------------

INCOME BEFORE ADJUSTMENT                                                         $ 1,463,677             $ 1,212,304
INTEREST ADJUSTMENT (1)                                                                  ---                  25,431
- -----------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                       $ 1,463,677             $ 1,237,735
=======================================================================================================================

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                                       5,408,244               3,211,752

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARE EQUIVALENTS:
     Net shares assumed to be issued for dilutive stock options and warrants:
         Primary                                                                     910,854               2,663,540
         Fully diluted (2)                                                           931,057                     ---
     Shares assumed to be issued on conversion of
       preferred stock                                                             4,208,913               4,395,000
- -----------------------------------------------------------------------------------------------------------------------

TOTAL WEIGHTED AVERAGE COMMON
   AND COMMON EQUIVALENT SHARES
   OUTSTANDING:
     Primary                                                                      10,528,011              10,270,292
     Fully diluted (2)                                                            10,548,214                     ---
=======================================================================================================================

EARNINGS PER COMMON SHARE:
     Primary                                                                   $        0.14           $        0.12
     Fully diluted (2)                                                         $        0.14                     ---
=======================================================================================================================

                                                                                          Years Ended December 31,
                                                                                        1995                     1994
- ------------------------------------------------------------------------------------------------------------------------

INCOME BEFORE ADJUSTMENT                                                         $ 6,830,220             $  4,361,785
INTEREST ADJUSTMENT (1)                                                                  ---                  154,313
- ------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                       $ 6,830,220             $  4,516,098
========================================================================================================================

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING                                                       4,706,250                3,148,913

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARE EQUIVALENTS:
     Net shares assumed to be issued for dilutive stock options and warrants:
         Primary                                                                   1,378,644                2,787,921
         Fully diluted (2)                                                         1,483,337                      ---
     Shares assumed to be issued on conversion of
       preferred stock                                                             4,279,712                4,445,000
- ------------------------------------------------------------------------------------------------------------------------

TOTAL WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT SHARES
  OUTSTANDING:
     Primary                                                                      10,364,606               10,381,834
     Fully diluted (2)                                                            10,469,299                      ---
- ------------------------------------------------------------------------------------------------------------------------
EARNINGS PER COMMON SHARE:
     Primary                                                                   $        0.66           $         0.44
     Fully diluted (2)                                                         $        0.65                      ---

========================================================================================================================

(1) Pursuant to the "treasury stock method" - represents an adjustment to interest from the assumed use of a portion of the proceeds from the exercise of options and warrants to retire a portion of short-term borrowings in 1994.

(2)  In 1994, fully diluted earnings per share was not applicable.
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